UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2024
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, bluebird bio, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 6, 2024 at which a quorum was present. As reported on the Company’s Current Report on Form 8-K filed on November 6, 2024, the Annual Meeting was adjourned until December 4, 2024 to allow the Company to solicit additional proxies to approve amendments to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-15 and 1-for-20, as determined by the Board in its discretion (“Proposal 4”).
On December 4, 2024, the Company reconvened the Annual Meeting and the sole item of business presented to its stockholders for consideration was a vote on Proposal 4, which was approved by the requisite vote of the Company’s stockholders. The final voting results for Proposal 4 are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,839,224	34,711,232	675,466	0

Item 8.01	Other Events.

As disclosed above, at the Annual Meeting, the stockholders of the Company approved a reverse stock split of all outstanding shares of the Company’s common stock, at a ratio ranging from any whole number between 1-for-15 and 1-for-20, with the exact ratio as determined by the Board in its discretion. On December 4, 2024, the Board approved a reverse stock split of the Company’s common stock at a final ratio of 1-for-20 (the “Reverse Stock Split”) and abandoned all other amendments. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on December 12, 2024, following the filing of a certificate of amendment with the Secretary of State of the State of Delaware, in substantially the form described and set forth in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 26, 2024 under Proposal 4 and Appendix B. The common stock is expected to commence trading on a split-adjusted basis when the markets open on December 13, 2024, under the existing trading symbol “BLUE.” The new CUSIP number for the common stock following the Reverse Stock Split will be 09609G 209.

No fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) on December 12, 2024.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Company's common stock on a split-adjusted basis. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	bluebird bio, Inc.

	By:	/s/ O. James Sterling
	Name:	O. James Sterling
	Title:	Chief Financial Officer